Exagen Inc. Reports Strong Fourth Quarter and Full-Year 2025 Results

Record full-year total revenue and AVISE® CTD average selling price

New biomarkers and sales force expansion drove over 11% full-year test volume growth

Carlsbad, Calif., – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing, today reported financial results for the fourth quarter and full year ended December 31, 2025, and recent business highlights.

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025
(in thousands, except ASP data)
Revenue	$16,631	$66,575
Gross margin	55.4%	58.3%
Operating expenses	$14,181	$52,869
Loss from operations	$(4,975)	$(14,070)
Net loss	$(4,673)	$(19,951)
Adjusted EBITDA	$(3,670)	$(9,794)
Cash, cash equivalents and restricted cash	$32,420
Trailing-twelve-month average selling price (ASP)	$441

2025 Highlights:
•Supported the diagnosis and management of care for over 137,000 patients tested by AVISE CTD.
•Delivered record total revenue of $66.6 million, an increase of 20% compared to 2024.
•Grew AVISE CTD test volume over 11% compared to 2024.
•Expanded AVISE CTD trailing twelve-month ASP to $441 per test, an increase of $30 per test, or 7% compared to 2024.
•Enhanced the AVISE CTD platform with commercial launch of novel T-Cell and seronegative RA biomarkers, including anti-RA33 and anti-PAD4.
•Enriched leadership team through appointment of Michael Mahler, PhD, as Chief Scientific Officer and expanded the Board of Directors with appointment of Chas McKhann.
•Positioned balance sheet to support Company's path to cash flow positivity through $20 million public offering of common stock and $25 million credit facility, ending the year with $32 million in cash and cash equivalents.

“Exagen is committed to improving care for autoimmune disease, delivering clarity for patients and confidence for clinicians,” said John Aballi, President and CEO. “I’m incredibly proud of our team’s accomplishments throughout 2025. Their disciplined execution advanced our operational turnaround and delivered record revenue performance, driven by both test volume growth and gains to ASP. We are clearly building a stronger foundation for long-term, profitable growth and value creation. Looking ahead, we plan to expand Exagen’s reach across autoimmune disease, addressing multiple, high-impact clinical dilemmas in one of the largest and most underserved markets in healthcare.”

Financial Outlook
The Company expects full-year 2026 revenue of $70 million to $73 million.

Conference Call
A conference call to review fourth quarter and full-year 2025 financial results is scheduled for today, March 10, 2026, at 8:30 a.m. ET (5:30 a.m. PT). Interested parties may access the conference call by dialing (877) 407-0890 (U.S.), or +1 (201) 389-0918 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com. Participants are asked to join a few minutes prior to the call to register for the event.
A replay of the conference call will be available until March 24, 2026. Interested parties may access the replay by dialing (877) 660-6853 (U.S.) or +1 (201) 612-7415 (international) using passcode 13757484. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.

Use of Non-GAAP Financial Measures (Unaudited)

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release contains the metric adjusted EBITDA, which is not calculated in accordance with GAAP and is a non-GAAP financial measure. Adjusted EBITDA is defined as net loss adjusted for interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock‑based compensation expense, and certain other non‑cash, unusual or non‑recurring items, including, for example, losses on extinguishment of debt and changes in the fair value of warrant liabilities; we do not exclude normal, recurring, cash operating expenses from this measure. Such items could have a significant impact on the calculation of GAAP net loss.

Exagen uses adjusted EBITDA internally because the company believes these metrics provide useful supplemental information in assessing its operating performance reported in accordance with GAAP. Exagen believes adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses the company believes are not indicative of our ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with our financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that Exagen may exclude for purposes of these non-GAAP financial measures, and the company may in the future cease to exclude items that it has historically excluded for purposes of these non-GAAP financial measures. Likewise, Exagen may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by the company in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

A reconciliation of net loss to non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision-making and improve clinical outcomes through its innovative testing portfolio. The company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s disease earlier and with greater accuracy. Exagen’s CLIA-certified, CAP-accredited laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a suite of AVISE-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management.

For more information, visit Exagen.com or follow Exagen on LinkedIn.

Forward Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies, positioning, and ambitions; evaluations and judgments regarding financial results and the potential implications of those results, potential future financial and business performance, including any improvements to adjusted EBITDA, ASP, net loss and potential profitability; the potential utility and effectiveness of Exagen’s services and testing solutions; potential stockholder value and growth and full-year 2026 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; the potential effects of inflation and tariffs on Exagen’s margins; and changes in laws and regulations related to Exagen’s regulatory requirements. Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; and ability to obtain additional funding; third-

party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2025, expected to be filed with the SEC on March 10, 2026, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors:
Tina Jacobsen, CFA
Exagen Inc.
ir@exagen.com

Exagen Inc.
Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenue	$16,631	$13,655	$66,575	$55,641
Costs of revenue	7,425	5,178	27,776	22,529
Gross profit	9,206	8,477	38,799	33,112
Operating expenses:
Selling, general and administrative expenses	12,424	10,204	46,615	41,373
Research and development expenses	1,757	1,656	6,254	5,375
Total operating expenses	14,181	11,860	52,869	46,748
Loss from operations	(4,975)	(3,383)	(14,070)	(13,636)
Interest expense	(1,330)	(563)	(4,318)	(2,234)
Loss on extinguishment of debt	—	—	(295)	—
Change in fair value of warrant liability	1,602	—	(1,506)	—
Interest income	43	185	289	767
Loss before income taxes	(4,660)	(3,761)	(19,900)	(15,103)
Income tax expense	(13)	—	(51)	(12)
Net loss	$(4,673)	$(3,761)	$(19,951)	$(15,115)
Net loss per share, basic and diluted	$(0.20)	$(0.20)	$(0.93)	$(0.83)
Weighted-average number of shares used to compute net loss per share, basic and diluted	23,575,693	18,427,887	21,558,245	18,203,044

Exagen Inc.
Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$32,220	$22,036
Accounts receivable, net	10,855	7,835
Prepaid expenses and other current assets	5,818	6,584
Total current assets	48,893	36,455
Property and equipment, net	6,938	5,283
Operating lease right-of-use assets	1,435	2,401
Other assets	756	550
Total assets	$58,022	$44,689
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,153	$4,137
Accrued and other current liabilities	6,327	6,916
Deferred revenue	675	733
Finance lease liabilities, current	1,135	201
Operating lease liabilities, current	1,226	1,096
Borrowings, current	643	423
Total current liabilities	14,159	13,506
Borrowings, non-current, net of discounts and debt issuance costs	22,264	19,822
Finance lease liabilities, non-current	1,960	157
Operating lease liabilities, non-current	438	1,664
Warrant liability	1,752	—
Total liabilities	40,573	35,149
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 10,000,000 share authorized, no shares issued or outstanding at December 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized at December 31, 2025 and December 31, 2024; 22,911,575 and 17,640,328 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	23	18
Additional paid-in capital	331,708	303,853
Accumulated deficit	(314,282)	(294,331)
Total stockholders' equity	17,449	9,540
Total liabilities and stockholders' equity	$58,022	$44,689

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
(in thousands)
Adjusted EBITDA
Net loss	$(4,673)	$(3,761)	$(19,951)	$(15,115)
Interest income	(43)	(185)	(289)	(767)
Interest expense	1,330	563	4,318	2,234
Loss on extinguishment of debt	—	—	295	—
Change in fair value of warrant liability	(1,602)	—	1,506	—
Income tax expense	13	—	51	12
Depreciation and amortization expense	600	415	2,118	1,724
Stock-based compensation expense	705	433	2,158	1,763
Adjusted EBITDA (Non-GAAP)	$(3,670)	$(2,535)	$(9,794)	$(10,149)